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
                                                                                                                 Exhibit 12

                           IRON MOUNTAIN INCORPORATED
       STATEMENT OF THE CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)

                                                                          Year Ended December 31,
                                                  --------------------------------------------------------------------------
                                                     1992           1993           1994              1995           1996
                                                  ----------     ---------       ---------        ---------       ----------
Earnings:
     Income from operations before provision
       for income taxes .....................     $    3,682     $   3,656       $   3,241        $   1,945       $   1,792
     Add:  Fixed charges ....................         12,079        12,430          13,472           17,058          21,939
                                                  ----------     ---------       ---------        ---------       ---------
                                                  $   15,761     $  16,086       $  16,713        $  19,003       $  23,731
                                                  ==========     =========       =========        =========       =========

Fixed charges:
     Interest expense ......................      $    8,412     $   8,203       $   8,954        $  11,838       $  14,901
     Interest portion of rent expense ......           3,667         4,227           4,518            5,220           7,038
                                                  ----------     ----------      ---------        ---------       ---------
                                                  $   12,079     $  12,430       $  13,472        $  17,058       $  21,939
                                                  ==========     =========       =========        =========       =========

Ratio of earnings to fixed charges .........             1.3x          1.3x            1.2x             1.1x            1.1x
                                                  ==========     =========       =========        =========       =========
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